EXHIBIT 10.6

FIRST CHOICE BANK

2013 OMNIBUS STOCK INCENTIVE PLAN

FIRST CHOICE BANK

2013 OMNIBUS STOCK INCENTIVE PLAN

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6.	Stock Appreciation Rights.		6
	6.1	Payment in Cash or Shares	6
	6.2	Maximum SAR Payment	6
	6.3	Exercise Period	6
	6.4	Change in Control	6
	6.5	Dividend Equivalents	6
	6.6	Award Agreement	6
	6.7	Tandem Stock Appreciation Rights	6
	6.8	Exercise Period	6
	6.9	Freestanding Stock Appreciation Rights	7
7.	Restricted Shares.		7
	7.1	Transfer of Shares	7
	7.2	Consideration	7
	7.3	Substantial Risk of Forfeiture	7
	7.4	Dividends, Voting and Other Ownership Rights	7
	7.5	Restrictions on Transfer	7
	7.6	Performance-Based Restricted Shares	7
	7.7	Dividends	8
	7.8	Award Agreement	8
8.	Deferred Shares.		8
	8.1	Deferred Compensation	8
	8.2	Consideration	8
	8.3	Deferral Period	8
	8.4	Dividend Equivalents and Other Ownership Rights	8
	8.5	Performance Objectives	8
	8.6	Award Agreement.	8
9.	Performance Shares and Performance Units.		9
	9.1	Number of Performance Shares or Unit	9
	9.2	Performance Period.	9
	9.3	Performance Objectives.	9
	9.4	Threshold Performance Objectives	9
	9.5	Payment of Performance Shares and Units	9
	9.6	Maximum Payment.	9
	9.7	Dividend Equivalents	9
	9.8	Adjustment of Performance Objectives.	9
	9.9	Award Agreement	9
10.	Transferability.		9
	10.1	Transfer Restrictions.	9
	10.2	Limited Transfer Rights	10
	10.3	Restrictions on Transfer	10
11.	Adjustments		10
12.	Fractional Shares		10
13.	Withholding Taxes		10
14.	Certain Terminations of Employment, Hardship and Approved Leaves of Absence		11
15.	Foreign Participants.		11
16.	Amendments and Other Matters.		11
	16.1	Plan Amendments	11
	16.2	Award Deferrals	11
	16.3	Conditional Awards.	11
	16.4	Repricing Prohibited	12
	16.5	No Employment Right.	12
	16.6	Tax Qualification	12
17.	Effective Date		12
18.	Termination		12
19.	Limitations Period		12
20.	Governing Law		12

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FIRST CHOICE BANK

2013 OMNIBUS STOCK INCENTIVE PLAN

1. Purpose. The purpose of the First Choice Bank 2013 Omnibus Stock Incentive Plan (the “Plan”) is to strengthen First Choice Bank (the “Company”) and those banks and corporations which are or hereafter become subsidiary corporations by providing additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers, key employees and consultants of the Company and its subsidiaries added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and any subsidiaries and allow the opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers, key employees and consultants may purchase shares of the Common Stock of the Company or otherwise participate in the increased value of the Company.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1 “Award” means any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Units granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Company’s Compensation Committee of the Board, as described in Section 4.

2.7 “Company” means First Choice Bank, a California banking corporation, or any successor corporation.

2.8 “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.9 “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.10 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.11 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value of the Common Stock shall be as determined in accordance with any reasonable valuation method selected by the Committee, including the valuation methods described in Treasury Regulation Section 20.2031-2, and in accordance with Generally Accepted Accounting Principles.

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2.12 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.13 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.14 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.15 “Nonemployee Director” means a member of the Board who is not an Employee.

2.16 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.17 “Option” means any option to purchase Shares granted under Section 5.

2.18 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.19 “Option Price” means the purchase price payable upon the exercise of an Option.

2.20 “Participant” means an Employee, Nonemployee Director or Consultant who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.21 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the division, department or function within the Company in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as loan or deposit growth, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, client satisfaction surveys and productivity. Except in the case of a Qualified Performance-Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

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2.22 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

2.23 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.24 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.25 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.26 “Restricted Shares” mean Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.27 “Shares” means shares of the Common Stock of the Company, no par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.

2.28 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.29 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.30 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options. “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

2.31 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3. Shares Available Under the Plan.

3.1 Reserved Shares. Subject to adjustment as provided in Section 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed [631,105] shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.

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3.2 Reduction Ratio. For purposes of Section 3.1, each Share issued or transferred pursuant to an Award other than a Stock Option shall reduce the number of Shares available for issuance under the Plan by 1 Share.

3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed ________ subject to adjustment as provided in Section 11.

3.4 Maximum Calendar Year Award. No Participant may receive Awards representing more than _________ Shares in any one calendar year, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is _________.

4. Plan Administration.

4.1 Board Committee Administration. This Plan shall be administered by a Compensation Committee appointed by the Board from among its board members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

4.2 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such grants.

5. Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

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5.4 Payment of Option Price in Shares. On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

5.5 Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

In addition, all or a portion of a stock option may be exercised, with prior written approval of the Committee, with Shares of the Company which when added to the cash payment, if any, has a Fair Market Value equal to the full amount of the exercise price of the Option, or part thereof, then being exercised. If all or part of payment is made in Shares as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Company of all required share certificates, all stock powers and other required transfer documents necessary to transfer the Shares to the Company. Payment by an Optionee as provided herein shall be made in full concurrently with the Optionee’s notification to the Company of his intention to exercise all or part of an Option.

In addition, the Optionee shall have the right upon the exercise of an Option by surrendering for cancellation a portion of an Option to the Company for the number of shares (the “Surrendered Shares”) specified in the holder’s notice of exercise, by delivery to the Company with such notice written instructions from such holder to apply the Appreciated Value (as defined below) of the Surrendered Shares to payment of the exercise price for shares subject to the Option that are being acquired upon such exercise. The term “Appreciated Value” for each share subject to the Option shall mean the excess of the Fair Market Value thereof over the exercise price then in effect. Payment by an Optionee as provided herein shall be made in full concurrently with the Optionee’s notification to the Company of his intention to exercise all or part of the Option. If all or part of payment is made in Shares of the Company as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Company of all required share certificates, and all stock powers and other required transfer documents necessary to transfer the Shares of the Company.

5.6 Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

5.7 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant will provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

5.8 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

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5.9 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

5.10 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4 Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

6.5 Dividend Equivalents. On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

6.6 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.7 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

6.8 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

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6.9 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

7. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

7.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

7.4 Dividends, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

7.5 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

7.6 Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

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7.7 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

7.8 Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3 Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

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9. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount issuable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

9.7 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

9.8 Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

9.9 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10. Transferability.

10.1 Transfer Restrictions. Except as provided in Section 10.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

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10.2 Limited Transfer Rights. The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

10.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

11. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

12. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

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14. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

15. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16. Amendments and Other Matters.

16.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

16.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

16.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

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16.4 Repricing Prohibited. The Committee shall not reprice any outstanding Option, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11.

16.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

16.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

17. Effective Date. This Plan shall become effective on _____, 2013 following its approval by the stockholders of the Company.

18. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

19. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

20. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with California law.

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SECRETARY’S CERTIFICATE OF ADOPTION

I, the undersigned, do hereby certify:

1.       That I am the duly elected and acting Secretary of First Choice Bank; and

2.       That the foregoing First Choice Bank 2013 Omnibus Stock Incentive Plan was duly adopted by the Board of Directors of First Choice Bank as the Omnibus Stock Incentive Plan for the Company at a meeting duly called as required by law and convened on the 28th day of February, 2013, subject to approval by the Company’s stockholders, and subject to any necessary amendment or approval from any of the Company’s regulatory agencies.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Company this 28th day of February  , 2013.

/s/ San San Lee
San San Lee, Secretary

[SEAL]

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Exhibit A

First Amendment

To

First Choice Bank

Omnibus Stock Incentive Plan

Dated: June 23, 2016

First Amendment (“First Amendment”) to the Omnibus Stock Incentive Plan (the “Plan”) originally adopted by the Board of Directors on February 12, 2013 and approved by the Bank’s shareholders on May 9, 2013. This First Amendment is made with specific reference to the following facts:

RECITALS

A.	The Board of Directors of the Bank originally adopted the Plan on February 12, 2013.

B.	On May 26, 2016, the Board of Directors of the Bank declared a 4% stock dividend payable on July 22, 2016 to shareholders of record at the close of business on July 1, 2016 (the “Stock Dividend”).

C.	The Board of Directors desires to amend certain terms of the Plan pursuant to this First Amendment to provide that the additional shares (the “Additional Shares”) issued pursuant to the Stock Dividend shall be freely transferable.

TERMS AND CONDITIONS

NOW, THEREFORE, for and in consideration of the foregoing recitals and this First Amendment, the Plan is hereby amended as follows:

1. Section 7.5 is hereby amended in its entirety to read as follows:

“7.5 Restrictions on Transfer. Each grant may provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares may be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.”

2. Section 10.1 is amended in its entirety to read as follows:

“10.1 Transfer Restrictions. Except as provided in Section 10.2 and as provided in stock dividend resolutions adopted by the Board of Directors, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.”

3. Effective Date

This First Amendment will take effect on June 23, 2016.

4. Remaining Terms and Conditions

All remaining terms of the Plan shall remain in full force and effect and are incorporated herein as if restated in full. If there is a conflict between this First Amendment and the Plan, the terms of this First Amendment will prevail.

First Choice Bank,

a California corporation

17785 Center Court, Suite 750

Cerritos, California 90703

Dated: _June 23, 2016

By:	/s/ Robert Franko
Robert Franko
President/CEO

First Choice Bancorp

2013 Omnibus Stock Incentive Plan

Option Award Agreement

Participant:

Date of Grant:

Number of Shares Covered by this Option:

Number of above Shares intended to be

Incentive Stock Options (“ISOs”)

within the meaning of Internal Revenue

Code § 422:

Number of above shares intended to be

Nonqualified Stock Options (“NQSOs”):

Option Price for each Share:

Date of Expiration:

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of stock options by First Choice Bancorp, a California corporation (the “Company”) to the Participant named above, pursuant to the provisions of the First Choice Bank 2013 Omnibus Stock Incentive Plan, as adopted by First Choice Bancorp (“Plan”).

All capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. The parties hereto agree as follows:

1. Grant of Stock Options. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth above, at the stated Option Price, which is 100 percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.

2. Exercise of Stock Option. Except as hereinafter provided, the Participant may exercise this Option at any time after the end of one year following the Date of Grant as to those Shares which have become vested according to the vesting schedule set forth below, provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as defined on page 1 of this Agreement).

VESTING SCHEDULE

Date	Shares for Which Option Becomes Exercisable	Cumulative Number of Shares Available for Purchase

This Option may be exercised in whole or in part, but not for less than 100 Shares at any one time, unless fewer than 100 Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

3. Termination of Employment:

(a)	By death or Disability: In the event of termination of employment by reason of death or disability, all Shares under this Option shall become immediately vested (100%) and the Shares may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) the first anniversary of the date of death or Disability.

(b)	By Retirement: Except as otherwise approved by the Compensation Committee, in the event of termination of employment by reason of retirement, all vested Shares under this Option may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) the third anniversary date of Retirement.

(c)	For Cause: In the event of termination of employment for cause, all Shares under this Option shall automatically expire and terminate in their entirety immediately upon such termination; provided, however, that the Stock Option Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate this Option by giving written notice of such reinstatement to the Participant. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as in the case of a Participant whose status as a Participant had been terminated for a reason other than cause, disability or death. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith, and, in any event, the determination of the Stock Option Committee with respect thereto shall be final and conclusive.

(d)	For other reasons: Shares which are vested as of the date of termination of employment of the Participant for any reason other than those reasons set forth in 3(a), 3(b) or 3(c) above may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) 90 days following the date of termination of employment. Shares which are not vested as of the date of termination shall immediately terminate, and shall be forfeited to the Company.

4. Change in Control. In the event of a Change in Control, all Shares under this Option shall become immediately vested (100%) and shall remain exercisable for their entire term.

“Change in Control” of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any of the following events:

(a)	The acquisition in a transaction or series of transactions by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Company; provided, however, that for purposes of this Agreement, the following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company; (B) any acquisition of common stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof; and (C) any acquisition by any Person pursuant to a transaction which complies with subsections (c) (i), (ii) and (iii), below;

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(b)	Individuals who, as of ___________,20 [same date as this Agreement] are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two- thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)	Consummation, following shareholder approval, of a reorganization, merger, or consolidation of the Company and/or its subsidiaries, or a sale or other disposition (whether by sale, taxable or non-taxable exchange, formation of a joint venture or otherwise) of fifty percent (50%) or more of the assets of the Company and/or its subsidiaries (each a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were beneficial owners of shares of the common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of the entity resulting from the Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries)(the “Successor Entity”); (ii) no Person (excluding any Successor entity or any employee benefit plan or related trust, of the Company or such Successor Entity) owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Successor Entity, except to the extent that such ownership existed prior to such Business Combination; and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with subsections (c) (i), (ii), and (iii) above.

(e)	A Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)	A Change in Control shall not be deemed to occur unless and until all regulatory approvals required in order to effectuate a Change in Control of the Company have been obtained and the transaction constituting the Change in Control has been consummated.

5. Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

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6. Recapitalization. In the event there is any change in the Company’s Shares through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of Shares, or otherwise, the number and class of Shares subject to this Option, as well as the Option Price, may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

7. Procedure for Exercise of Option. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933, as amended, is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased, and the Participant’s copy of this Agreement.

The Option Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); (c) by cancelling a portion of an option as provided in the Plan; or (d), by a combination of (a), (b) or (c).

The Participant may also be permitted to exercise pursuant to a “cashless exercise” procedure as permitted under the Federal Reserve Board’s Regulation T, subject to securities law restrictions.

As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause the Company’s transfer agent to make the necessary book entries for the Shares subject to the exercised Option. The Participant’s book entry account upon exercise of the Option may be restricted from transfer or sale by the Company and evidenced by stop-transfer instructions upon the Participant’s book entry account or restrictive legends in the form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer. The book-entry shares shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse). The Company shall maintain a record of all information pertaining to the Participant’s rights under this Agreement, including the number of Shares for which their Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

8. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9. Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to this Option Agreement including, without limitation, any right to dividends, until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.

10. Continuation of Employment. This Option Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Option Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time. A transfer of the Participant’s employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

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11. Limitation. Participant shall not exercise any shares which are intended to be ISOs hereunder if and to the extent that the Participant would thereby be entitled to purchase Shares in any one calendar year, the value of which, determined at the time of the Date of Grant, would exceed $100,000.

12. Miscellaneous.

(a)	This Option Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Option Agreement, all of which shall be binding upon the Participant.

(b)	With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including Participant’s FICA obligation) required by law to be withheld with respect to any exercise of the Participant’s rights under this Agreement.

The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the California.

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The following parties have caused this Agreement to be executed as of the Date of Grant.

FIRST CHOICE BANCORP

By:

Date

6

First Choice Bancorp

2013 Omnibus Incentive Plan

Restricted Stock Award Agreement

Name:

Congratulations on your selection as a Participant of the First Choice Bank 2013 Omnibus Incentive Plan, as adopted by First Choice Bancorp (the “Plan”). This Agreement and the Plan together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights. Terms used in this Agreement that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement.

Overview of Your Award

1. Number of Restricted Shares Granted:

2. Date of Grant:

3. Date of Lapse of Restrictions

Shares	Date

20% of Restricted Shares Granted	First Anniversary of Date of Grant

20% of Restricted Shares Granted	Second Anniversary of Date of Grant

20% of Restricted Shares Granted	Third Anniversary of Date of Grant

20% of Restricted Shares Granted	Fourth Anniversary of Date of Grant

20% of Restricted Shares Granted	Fifth Anniversary of Date of Grant

The restrictions for all fractional shares will lapse on the fifth anniversary. For illustration purposes only, if the number of the shares granted is 102, then the restriction on 20 shares would lapse on each of the first four years, and the restriction on the remaining 22 shares would lapse on the fifth anniversary.

4.	Employment by the Company. This Restricted Stock is awarded on the condition that the Participant remain in the employ of First Choice Bancorp or its Subsidiaries (the “Company”) from the Date of Grant through (and including) the Dates of Lapse of Restrictions. The Award of this Restricted Stock, however, shall not impose upon the Company any obligations to retain the Participant in its employ for any given period or upon any specific terms of employment. The term employment is meant broadly in this circumstance to be inclusive of independent members of the Board of Directors.

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5.	Certificate Legend. Shares of Restricted Stock granted pursuant to the Plan shall be held by the Company in book entry form and shall be designated to have the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the First Choice Bank 2013 Omnibus Incentive Plan and in a Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of First Choice Bancorp”

6.	Removal of Restrictions. Except as otherwise provided in the Plan, each of the Shares of Restricted Stock granted under this Agreement shall become freely transferable by the Participant on each of the “Dates of Lapse of Restrictions” set forth on Paragraph 3 herein.

Once the shares are released from the restrictions, the Participant the Company shall cause the Company’s transfer agent to make the necessary book entries for the Shares without the restrictive legend required by Paragraph 5 of this Agreement.

Notwithstanding the terms of this Agreement, no stock shall be issued by the Corporation while its stock transfer books are closed. The Participant’s book entry account upon lapse of the restrictions may be restricted from transfer or sale by the Company and evidenced by stop- transfer instructions upon the Participant’s book entry account or restrictive legends in the form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer.

7.	Voting Rights and Dividends. During the Period of Restriction, the Participant may exercise full voting rights and is entitled to receive all dividends and other distributions paid with respect to the Shares of Restricted Stock while they are held. If any such dividends or distributions are paid in shares of Common Stock of the Company, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

8.	Termination of Employment By Reasons of Death, Disability, Retirement, and Vesting in Connection with a Change in Control. Except as otherwise approved by the Compensation Committee, in the event the Participant’s employment is terminated by reason of Retirement, all shares of Restricted Stock that are vested then outstanding shall be issued, and as soon as is administratively practicable, the stock certificates representing the Shares of Restricted Stock without any restrictions or legend thereon, shall be delivered to the Participant. In the event the Participant’s employment is terminated by reason of Death, Disability, or in the event of a Change in Control prior to the Dates of Lapse of Restrictions, all Shares of Restricted Stock then outstanding shall immediately vest one hundred percent (100%), and as soon as is administratively practicable, the stock certificates representing the Shares of Restricted Stock without any restrictions or legend thereon, shall be delivered to the Participant’s beneficiary or estate.

“Change in Control” of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any of the following events:

(a)	The acquisition in a transaction or series of transactions by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Company; provided, however, that for purposes of this Agreement, the following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company; (B) any acquisition of common stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof; and (C) any acquisition by any Person pursuant to a transaction which complies with subsections (c) (i), (ii) and (iii), below;

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(b)	Individuals who, as of the Date of Grant are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)	Consummation, following shareholder approval, of a reorganization, merger, or consolidation of the Company and/or its subsidiaries, or a sale or other disposition (whether by sale, taxable or non-taxable exchange, formation of a joint venture or otherwise) of fifty percent (50%) or more of the assets of the Company and/or its subsidiaries (each a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were beneficial owners of shares of the common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of the entity resulting from the Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries)(the “Successor Entity”); (ii) no Person (excluding any Successor entity or any employee benefit plan or related trust, of the Company or such Successor Entity) owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Successor Entity, except to the extent that such ownership existed prior to such Business Combination; and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with subsections (c) (i), (ii), and (iii) above.

(e)	A Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)	A Change in Control shall not be deemed to occur unless and until all regulatory approvals required in order to effectuate a Change in Control of the Company have been obtained and the transaction constituting the Change in Control has been consummated.

9.	Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death prior to the Dates of Lapse of Restrictions. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10.	Termination of Employment for Other Reasons. In the event the Participant’s employment is terminated for reasons other than those described in Section 8 herein prior to the Dates of the Lapse of Restrictions, all outstanding Shares of unvested Restricted Stock granted hereunder shall immediately be forfeited by the Participant.

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11.	Transferability. This Restricted Stock is not transferable by the Participant, whether voluntarily or involuntarily, by operation of laws or otherwise, during the Restriction Period, except as provided in the Plan. If any assessment, pledge, transfer, or other disposition, voluntary or involuntary, of this Restricted Stock shall be made, or if any attachment, execution, garnishment, or client shall be issued against or placed upon the Restricted Stock, then the Participant’s right to the Restricted Stock shall immediately cease and terminate and the Participant shall promptly forfeit to the Company all Restricted Stock awarded under this Agreement.

12.	Tax Treatment. The following is a brief summary of the principal federal income tax consequences related to grants of restricted stock. This summary is based on the Company’s understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

The value of restricted stock granted to the Participant will be taxable to the Participant in the year in which it is no longer subject to substantial risk of forfeiture (i.e., when the restrictions lapse). When the restrictions lapse, there is an ordinary income tax event to the Participant equal to the number of shares multiplied by the market price of the shares at the time the restrictions lapse. The Participant must satisfy federal and state withholding requirements and may do so by having the Company sell sufficient shares to meet the withholding requirements.

The Participant has the option to make a Code Section 83(b) election on a grant of restricted stock. Code Section 83(b) allows the Participant to choose to be taxed immediately on the amounts received in connection with a substantially “nonvested” right (i.e., compensation that has not been constructively received). This is accomplished by the Participant filing an election with the IRS stating that he or she will pay ordinary income on the value as measured at the time of grant. Any future appreciation in the stock property will be treated as capital gain when sold. This election must be made within 30 days after the stock is received.

If the Participant elects Section 83(b) treatment and later forfeits the subject stock, he or she will not be entitled to any refund for the taxes paid; however, he or she will be entitled to treat the forfeiture as a sale of the stock at a loss (i.e., capital loss) (limited to the amount paid for shares— typically zero).

13.	Withholding.

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including Participant’s FICA obligation), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Share Withholding. With respect to withholding required upon the lapse of restrictions or upon any other taxable event arising as a result of the Awards granted hereunder, the Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

14.	Requirements of Law. The issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.	Inability to Obtain Authorization. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

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16.	Severability. In the event any provision of this Agreement shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

17.	Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.

18.	Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of California without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in California and agree that such litigation shall be conducted in the courts of Los Angeles County.

19.	Miscellaneous. The Plan may be amended at any time, and from time to time, by a written instrument approved by the Board of Directors of First Choice Bancorp. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

The Plan and this Agreement are binding upon Participant, as well as his/her heirs, executors, personal representatives, trustees, attorneys, agents, administrators, and successors.

Please refer any questions you may have regarding your restricted stock to the Chief Financial Officer. Once again, congratulations on receipt of your restricted stock.

Sincerely,

Robert M. Franko
President & CEO

Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing the following representation:

Agreement to Participate

By signing a copy of this Agreement and returning it to the Chief Financial Officer of First Choice Bancorp, I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to exercise this Award. Without limiting the generality of the preceding sentence, I understand that my right to exercise this Award is conditioned upon my continued employment with First Choice Bancorp or its Subsidiaries.

Signature:	Date:

Printed Name: